Exhibit 10.2

AMENDMENT NO. 2 TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment No. 2 to Forward Share Purchase Agreement (this “Amendment”) is entered into as of December 13, 2019, by and among Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), Kepos Alpha Fund L.P., a Cayman Islands limited partnership (“KAF”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company and KAF desire to amend the Forward Stock Purchase Agreement (the “Purchase Agreement”), dated October 1, 2019, as amended on October 2, 2019, as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.    Amendment to Purchase Agreement.

a.	Section 1.a. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“a.    Forward Share Purchase. Subject to the conditions set forth in Section 4, KAF shall sell and transfer to the Company, and the Company shall purchase from KAF, that number of Shares that the Rights (including the Additional Rights (as defined below)) convert into upon the closing of the Business Combination at the following purchase price: (1) $10.70 per Share for the first 102,171 Shares sold to the Company; and (2) $10.50 per Share for the next 93,676 Shares sold to the Company (collectively, the “Share Purchase Price”).”

b.	Section 4.c. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“c.    Open Market Sale. Notwithstanding anything to the contrary herein, the parties agree that KAF shall after the closing of the Business Combination have the right but not the obligation to sell its Shares that the Rights convert into in blocks of at least 25,000 Shares (the “Minimum Block Size Condition”) in the open market if the sale price exceeds $8.50 per Share, or, without meeting the Minimum Block Size Condition, KAF shall have the right but not the obligation to sell any or all of its Shares that the Rights convert into in the open market if the share price equals or exceeds $10.50 per Share. In furtherance of the foregoing, KAF shall have the right to sell such Shares at any time provided that the price received by KAF (not including any commissions due by KAF for the sale) is at least $10.50 (or at least $8.50 if KAF meets the Minimum Block Size Condition). In the event that KAF sells any Shares (including and Additional Shares), as provided in this Section 4.c., at a sale price of less than $10.50, and provided that KAF meets the Minimum Block Size Condition, it shall provide notice to the Company within three (3) Business Days of such sale, and such notice shall include the date of the sale, the number of Shares sold, and confirmation that the sale price per Share was greater than $8.50, and the Company shall pay KAF in accordance with KAF’s written instructions an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) the amount by which $10.50 exceeds the sale price per Share.”

2.    Effect of Amendment. Except as specifically set forth in this Amendment, all the terms, conditions and covenants set forth in the Purchase Agreement shall remain unmodified and in full force and effect and are ratified in all respects.

3.    General Provisions.

a.    After the effective date of this Amendment, any reference to the Purchase Agreement shall mean the Purchase Agreement as supplemented by this Amendment. Notwithstanding anything to the contrary in the Purchase Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Purchase Agreement, the terms and conditions of this Amendment shall prevail.

b.    By signing below, each of the signatories hereto represent that they have the authority to execute this Amendment and to bind the party on whose behalf this Amendment is executed.

c.    This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

KAF:

Kepos Alpha Fund L.P.
By: Kepos Capital LP, its Investment Manager

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

COMPANY:

Kaleyra, Inc.

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

[Signature Page to Amendment No. 2 to Forward Share Purchase Agreement]